STATEMENT OF WORK THIS STATEMENT OF WORK is effective as of the date of last signature (the “Effective Date”) by and between the Archer legal entity identified in the table below (“Archer”) and supplier’s legal entity identified in the table below (the “Supplier”). This Statement of Work together with the Archer General Supplier Terms & Conditions found at www.archer.com/legal/vendor-terms, as well as any Additional Terms referenced below as being applicable shall constitute the entire agreement between the parties with respect to the subject matter hereof (collectively, the “Agreement”). Archer and the Supplier are each hereinafter referred to individually as a party and collectively as the parties. With respect to a party hereto, “Affiliates” shall mean any legal entity, whether existing now or in the future, that either directly or indirectly controls, is controlled by or is under common control with such party. As used in the immediately preceding sentence, “Control” shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock or analogous interest in such legal entity. ARCHER’S INFORMATION LEGAL ENTITY NAME Archer Aviation Inc. ADDRESS 190 W. Tasman Dr., San Jose CA 95134 SUPPLIER’S INFORMATION LEGAL ENTITY NAME Andy Missan ADDRESS SUPPLIER’S BUSINESS CONTACT Name: Email: DESCRIPTION OF SERVICES & DELIVERABLES The Additional Terms found at https://archer.com/legal/services-specific-terms for Services shall apply. The following is a description of the Services and Deliverables to be provided by Supplier: You will act as a Senior Advisor to Archer’s CEO. In this role you will provide strategic advice as and when requested by the Company’s CEO and General Counsel from time to time on matters affecting the Company's business, operations, projects, and initiatives. TERM OF AGREEMENT [***] Andy Missan [***] Doc ID: ab77cbe79b3bff24d239253ac77205618019499c

The initial term of that relationship will be twelve (12) months from the date of this Agreement and it shall renew for subsequent twelve (12) month terms unless either party provides the other party notice of its intent not to renew at least thirty (30) days prior to the beginning of the next renewal term.
DESCRIPTION OF FEES
During the term of your advisory role, you shall be paid $10,000 per month as compensation.
TIMING OF INVOICES AND PAYMENT OF FEES
Any undisputed invoices properly submitted to Archer shall be paid within thirty (30) days after the date on which Archer receives the applicable invoice.
INFORMATION SECURITY & PRIVACY
If, as a result of this Agreement, Supplier shall have access to any Archer Facility, Archer Data or Archer Systems then the Additional Supplier Security & Privacy Terms found at www.archer.com/legal/vendor-security-privacy-terms shall apply (each of those terms are defined therein).
SPECIAL TERMS
None.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the Effective Date.

ARCHER:	**SUPPLIER:**
Signature: /s/ Adam Goldstein	Signature: /s/ Andy Missan
Name: Adam Goldstein	Name: Andy Missan
Title: CEO	Title: Senior Advisor
Date: 02 / 13 / 2024	Date: 02 / 05 / 2024

Doc ID: ab77cbe79b3bff24d239253ac77205618019499c

AMENDMENT TO AGREEMENT 1 THIS AMENDMENT TO AGREEMENT (the “AMENDMENT”) is made and entered into effective as of the date of last signature (the “Amendment Effective Date”) by and between the Archer legal entity identified in the table below (“Archer”) and the other party identified in the table below (the “Other Party”). This Amendment amends the agreement identified in the table below (“Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement. ARCHER’S INFORMATION LEGAL ENTITY NAME Archer Aviation Inc. ADDRESS OTHER PARTY’S INFORMATION LEGAL ENTITY NAME Andy Missan AGREEMENT AGREEMENT NAME Terms of Advisory Services Agreement AGREEMENT EFFECTIVE DATE February 1, 2024 1. Change to Agreement Commencement Date. Your Last Date of Employment with Archer is hereby modified from March 8, 2024 to March 28, 2024. Accordingly, the start date of your role as a Senior Advisor to the Company under the Agreement will now begin on March 28, 2024 with the initial term running through March 28, 2025. 2. Entire Agreement. The Agreement, as modified by this Amendment, contains the entire agreement of the parties hereto concerning the subject matter hereto and thereto, and supersede all prior and contemporaneous understandings and agreements, written or oral, concerning such subject matter. The Agreement, as modified by this Amendment, may only be further modified by a written instrument signed by both parties. No oral waiver shall be binding. 3. No Other Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which shall continue in full force and effect. 4. Miscellaneous. This Amendment may be signed electronically and any signatures exchanged by any electronic means shall be effective for all purposes hereunder to the same extent as original signatures. [signature page follows.] Doc ID: 67595b9e059653a3171eafffc3f8abe660f843a6

2 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized representatives as of the Amendment Effective Date. ARCHER: Signature: Name: Title: Date: ANDY MISSAN: Signature: Date: 03 / 08 / 2024 Eric Lentell Deputy General Counsel 03 / 08 / 2024 Doc ID: 67595b9e059653a3171eafffc3f8abe660f843a6 /s/ Eric Lentell /s/ Andy Missan